Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint each of Jacqueline C. Hinman, Gary L. McArthur and Ryan L. Beckman, acting individually, as such person’s true and lawful attorney‑in‑fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the U.S. Securities and Exchange Commission, the United Kingdom Financial Conduct Authority and the corresponding securities regulatory agency in each other country where a registration or filing may be necessary or advised in connection with any offering of the Company’s securities, including but not limited to: Argentina, Brazil, Canada, Hong Kong, India, Ireland, Mexico, Poland, Qatar, Singapore, the United Arab Emirates, and the United Kingdom, for and on such person’s behalf, and in any and all capacities,

1.

The Annual Report on Form 10‑K of CH2M HILL Companies, Ltd. for the year ended December 30, 2016, any and all amendments (including post‑effective amendments) thereto with all exhibits thereto and other documents in connection therewith, or foreign jurisdiction equivalent reports and statements;

2.

A Prospectus for use in the member nations of the European Union pursuant to the EU Prospectus Directions and any and all amendments thereto with all exhibits and other documents in connection therewith, and

3.	Such annual or other periodic reports on business, prospects, financial and results of operations as may be required in any such other country.

granting unto each of said attorneys‑in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney‑in‑ fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Malcolm Brinded Malcolm Brinded	February 16, 2017
/s/ Lisa Glatch Lisa Glatch	February 16, 2017
/s/Jacqueline C. Hinman Jacqueline C. Hinman.	February 16, 2017
/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	February 16, 2017
/s/ W. Blakely Jeffcoat W. Blakely Jeffcoat	February 16, 2017
/s/ Scott Kleinman Scott Kleinman	February 16, 2017
/s/ Gregory T. McIntyre Gregory T. McIntyre	February 16, 2017
/s/ Antoine G. Munfakh Antoine G. Munfakh	February 16, 2017
/s/ Georgia R. Nelson Georgia R. Nelson	February 16, 2017
/s/ Thomas L. Pennella Thomas L. Pennella	February 16, 2017
/s/ Terry A. Ruhl Terry A. Ruhl	February 16, 2017

/s/ Janet Walstrom Janet Walstrom	February 16, 2017
/s/ Barry L. Williams Barry L. Williams	February 16, 2017